                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

(X)  Filed by the Registrant
( )  Filed by a Party other than the Registrant

     Check the appropriate box:

(X)  Preliminary Proxy Statement         ( )    Confidential, for Use of the
                                                Commission Only (as permitted
( )  Definitive Proxy Statement                 by Rule 14 a-6(E)(2))
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             The Care Group, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(  ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
(  ) $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
(  ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         .....................................................................

         2)  Aggregate number of securities to which transaction applies:

         .....................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         .....................................................................

         4)  Proposed maximum aggregate value of transaction:

         .....................................................................

         5)  Total fee paid:

         .....................................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined

(  )     Fee paid previously with preliminary materials.
(  )     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         .....................................................................

         2)  Form, Schedule or Registration Statement No.:

         .....................................................................

         3)  Filing Party:

         .....................................................................

         4)  Date Filed:

         .....................................................................

                             THE CARE GROUP, INC.
                           1 HOLLOW LANE, SUITE 110
                            LAKE SUCCESS, NY 11042
                        ---------------------------------

                          NOTICE OF ANNUAL MEETING OF

                         ---------------------------------


The Annual Meeting of Stockholders of the Company will be held on June 25, 1997, at 10:00 a.M., local time, at the Company's office at 257 Park Avenue South, Suite 12A, New York, New York 11010, for the following purposes:

           (1) To elect one (1) Class II directors of the Company for a period of three years;

           (2) To ratify the selection of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997;

           (3) To approve an amendment to the Company's Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance from 30,000,000 to 50,000,000.

      The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination by any Company stockholder at the date, time and place of the meeting.

      Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the meeting.

      This Proxy Statement and the accompanying Form of Proxy are being mailed beginning on or about May 15, 1997, to stockholders entitled to vote. The Company's Annual Report, which includes financial statements, is being mailed with this Proxy Statement. Kindly notify Marisa Perulli, The Care Group, Inc., One Hollow Lane, Lake Success, New York, telephone (516) 869-8383, if you did not receive a report, and a copy will be sent to you.


                                        BY ORDER OF THE BOARD OF DIRECTORS:


                                        RANDOLPH J. MITTASCH
                                        SECRETARY
NEW YORK, NEW YORK
MAY 15, 1997





YOUR VOTE IS IMPORTANT. STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                              THE CARE GROUP, INC.
                            1 HOLLOW LANE, SUITE 110
                             LAKE SUCCESS, NY 11042

                     --------------------------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

                                 INTRODUCTION

         This Proxy Statement is furnished to the stockholders of The Care Group, Inc., a Delaware corporation (the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 25, 1997 at 10:00 A.M, local time and at any adjournment thereof, at the Company's office at 257 Park Avenue South, Suite 12A, New York, New York 11010, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is first being mailed to the Company's stockholders on or about May 15, 1997. The Annual Report of the Company for the fiscal year ended December 31, 1996 is being mailed to stockholders with this Proxy Statement and the accompanying Notice and Form of Proxy. The principal executive offices of the Company are located at One Hollow Lane, Lake Success, New York 11042.

         The entire cost of preparing, assembling, printing and mailing the Proxy materials and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to solicitation by mail, Proxies may be solicited by Directors, officers and regular employees of the Company, either personally, by telephone or telegram, and no additional compensation will be paid to such individuals. The Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Board of Directors has fixed the close of business on April 30, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and vote at the Annual Meeting or any adjournments thereof. Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), issued and outstanding at the close of business on April 30, 1997 will be entitled to notice of and to vote at the Annual Meeting. As of the Record date, 13,997,053 shares of common stock were issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which properly comes before the meeting. There is no right to cumulative voting by the stockholders as to any matter. Directors will be elected by a plurality of the shares present in person or requested by stockholders at the Annual Meeting.

         The presence in person or by proxy of the holders of least a majority of the outstanding shares of Common Stock entitle to be voted at the Annual Meeting will constitute a quorum of the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares that we present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will be counted as part of the total number of votes cash on a proposal submitted to the stockholders for their consideration in determining whether such proposal has received the requisite number of favorable votes, whereas broker non-votes will not be counted as part of the total numbers of cast on such proposal. Thus, abstentions will have the same as a vote cast against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal which requires the vote of a majority or greater number of those voting has been approved by the stockholders.

         If a quorum is not present at the time the Annual Meeting is convened, or, if for any other reason, the Company believes that additional time should be allowed for the solicitation of proxies, a majority of the Common Stock represented in person or by proxy (even if not a quorum) may adjourn or postpone the Annual Meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the Stockholders, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of such adjournments.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by either (i) giving written notice to the Company bearing a later date than the proxy, (ii) by submission of a later dated proxy, or (iii) by voting in person at the Annual Meeting. The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with any specification made thereon, and if no specification is made thereon will be voted (i) FOR the election of the nominee for director named herein, (ii) FOR the ratification of the selection by the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 1997, (iii) FOR the approval of an amendment to the Company's Certificate of Incorporation to increase the total number of shares authorized for issuance from 30,000,000 to 50,000,000, and (iv) in connection with the transaction of such other business as may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy. If the nominee for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

         Votes will not be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directors are given a written proxy to withhold votes or if the votes are withheld by a broker.

         The Company's officers directors and affiliates hold 28.64% of the total number of shares of Common Stock that are entitled to vote at the Annual Meeting. The officers and directors intend to vote their shares FOR each proposal set forth in this Proxy statement.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes, Class I, consisting of two directors, Class II consisting of one director, and Class III, consisting of two directors. The term of each class of directors is three years, and the term of each class of directors expires each year in rotation. The term of the director comprising Class II expires at the Annual Meeting. The terms of the directors comprising Class I and Class III will expire at the Company's Annual Meeting of Stockholders in 1999 and 1998, respectively.

         At the present time it is intended that shares represented by the proxies received will be voted for the election Dr. Derace Lan Schaffer, the person nominated by the Board for a three year term expiring at the Company's Annual Meeting of Stockholders in 2000. Dr. Schaffer is currently the sole member of Class II. Information regarding Dr. Schaffer, as well as all the directors whose term of office continues after the Annual Meeting, may be found on the following page.

         In order to be elected as a member of the Board of Directors, a nominee must receive a plurality of the outstanding votes present in person or represented by proxy at the Annual Meeting (abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote).

         Dr. Schaffer has advised the Company that he will serve if elected. The persons named in the enclosed proxy intend, unless such authority is withheld, to vote for the election. The Company does not expect that Dr. Schaffer will be unavailable for election, but if that should occur before the Annual Meeting, the proxies will be voted for a substitute nominee who will be recommended by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
DR. DERACE LAN SCHAFFER.

         During 1996, there were a total of eight meetings of the Board of Directors. All incumbent directors were in attendance at all meetings of the Board of Directors and committees on which they served during 1996. Mr. Jung was elected a director in August, 1996. Mr. Celli was elected to the Board of Directors in November, 1996. Each of Messrs., Richard G. Jung and Pat H. Celli has attended all meetings of the Board of Directors in 1996 subsequent to his respective election. The Board of Directors has an Audit Committee presently consisting of Mr. John Pappajohn and Dr. Schaffer. The purpose of the Audit Committee is to review the Company's financial condition and the qualifications of the Company's independent accountants to serve as auditors. During 1996, there were a total of two meetings of the Audit Committee. The Board of Directors has a Compensation Committee presently consisting of Mr. Pappajohn and Dr. Schaffer. The Compensation Committee was established in August 1996. The purpose of the Compensation Committee is to set the compensation for the Company's executive officers and to administer the Company's Stock Option Plans.

         The Board of Directors established an Executive Committee on February 12, 1997 upon the departure of Mr. Jung, the Company's former President and Chief Executive officer, to assume the responsibilities of the office of the Chief Executive Officer. The members of the Executive committee are Mr. Pappjohn, Dr. Schaffer and Mr. Celli.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information relating to the current directors and executive officers of the Company.

             NAME                                         POSITION WITH THE COMPANY
-------------------------------------------      ------------------------------------------------------
CLASS I DIRECTORS
         Ann T. Mittasch                         Chairman of the Board
         Randolph J. Mittasch                    Secretary/Treasurer, Director
CLASS II DIRECTOR
         Dr. Derace Lan Schaffer (1)(2)          Director
CLASS III DIRECTORS
         Pat H. Celli (2)                        Chief Financial Officer, Assistant Secretary and
                                                  Treasurer
         John Pappajohn (1), (2)                 Director

-------------------------

(1)      Member of the Audit and Compensation Committees.
(2)      Member of the Executive Committee

ANN T. MITTASCH, CHAIRMAN OF THE BOARD OF DIRECTORS: (Age 66): Ms.
Mittasch has been Chairman of the Company since 1984 and was President and Chief Executive Officer of the Company from 1984 through August, 1996. Prior to 1984, Ms. Mittasch served as President and then Chairman of Superior Care, Inc. (predecessor to Lifetime Corporation), a national home care corporation whose securities traded on the New York Stock Exchange, Inc. Ms. Mittasch is the mother of Randolph J. Mittasch, Secretary/Treasurer and a director of the Company.

RANDOLPH J. MITTASCH, SECRETARY/TREASURER AND DIRECTOR: (Age 35): Mr. Mittasch has been Secretary/Treasurer of the Company since February, 1989 and has been a director of the Company since 1985. From 1988 to February, 1992, he was employed by the American Stock Exchange, Inc. as a Senior Accountant. Mr. Mittasch received an MBA from Adelphi University in 1987 and in 1989 became a Certified Public Accountant. Mr. Mittasch is the son of Ann T. Mittasch, Chairman of the Board of Directors of the Company.

DR. DERACE LAN SCHAFFER, DIRECTOR: (Age 48): Dr. Schaffer was named to the Board of Directors in August 1996 pursuant to the terms of the Private Placement. Dr. Schaffer, a practicing radiologist, has served as Chairman of the Board and President of the Ide Group, a medical group, since 1980, and as President of The Lan Group, a health care and biomedical consulting company, since 1990. Dr. Schaffer also serves as a director of various other privately held health care related organizations.

JOHN PAPPAJOHN, DIRECTOR: (Age 68): Mr. Pappajohn was named to the Board of Directors in August 1996 pursuant to the terms of the Private Placement. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and President of Equity Dynamics, Inc., a financial consulting firm in Des Moines, Iowa. Mr. Pappajohn serves as a director of the following public companies: CORE, Inc., Drug Screening Systems, Inc., Fuisz Technologies Ltd., OncorMed, Inc., PACE Health Management Systems, Inc., Patient Info System, Inc., HealthDesk Corporation and GalaGen.

PAT H. CELLI, CHIEF FINANCIAL, ASSISTANT SECRETARY AND OFFICER TREASURER: (Age
43): Mr. Celli has been Chief Financial Officer of the Company since October, 1990 and a director since 1996. From 1985 to September 1990, Mr. Celli was employed as President of Alternative Health Care Systems, Inc., a health care holding company that owned physician clinics, a health insurance company and a health maintenance organization. Prior to that, Mr. Celli was employed as a Certified Public Accountant with Touche Ross & Co.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned (calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) as of April 10, 1997 or by (i) owners of more than 5% of the Company's outstanding Common Stock, (ii) each directors and director nominees of the Company, (iii) each named executive officers referred to in the "Executive Compensation" section of this Proxy Statement and (iv) all officers and directors of the Company as a group:

                                                                                NUMBER OF
                                                                                 SHARES
                                                                              BENEFICIALLY          PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                          OWNED             TOTAL SHARES
------------------------                                                     ----------------    ------------------
Ann T. Mittasch (1)                                                              1,620,200             11.28%
1 Hollow Lane
Lake Success, NY  11042

John Pappajohn(2)                                                                2,735,364             17.68%
2116 Financial Center
Des Moines, IA  50309

Edgewater Private                                                                2,719,808             17.64%
Equity Fund II, L.P. (3)
666 Grand Avenue, Suite 200
Des Moines, IA  50309

Randolph J. Mittasch (4)                                                           298,500              2.11%

Pat H. Celli (5)                                                                   397,534              2.78%

Dr. Derace Lan Schaffer (6)                                                        320,000              2.26%

All officers, directors as and affiliates a group (total of 5 persons            7,951,406             44.58%
and 1 company) (7)

---------------------------
(1) Ms. Mittasch, Chairman of the Company, directly owns 1,013,200 shares of Common Stock for her own account and may be deemed to beneficially own an additional 245,000 shares of Common Stock subject to a voting trust (the "Voting Trust") expiring February 27, 1999 of which she is the sole voting trustee with respect to 140,000 shares of Common Stock directly owned by Randolph J. Mittasch, and an additional 105,000 shares directly owned by one other person. Ms. Mittasch also holds options totaling 282,000 shares with an average exercise price of $1.97 per share of Common Stock that expire between the year 2000 and 2005, Ms. Mittasch holds warrants to purchase an aggregate of 80,000 shares of common stock at $2.50.
(2) John Pappajohn, a director of the Company, directly owns 1,230,000 shares of Common Stock and holds warrants to purchase an aggregate of 1,310,000, 59,808 and 55,556 shares of Common Stock at an exercise price of $2.50, $2.09 and $2.25 per share of Common Stock, respectively. Mr. Pappajohn has options to purchase an aggregate of 80,000 shares of Common Stock at an exercise price of $1.25 per share of Common Stock.
(3) Edgewater Private Equity Fund II, L.P. directly owns 1,330,000 shares of Common Stock and holds warrants to purchase an aggregate of 1,330,000 and 59,808 shares of Common Stock at an exercise price of $2.50 and $2.09 per share of Common Stock, respectively.

(4) Randolph J. Mittasch, Secretary/Treasurer and a director of the Company, directly owns 181,000 shares of Common Stock, 140,000 of which shares are subject to the Voting Trust. Mr. Mittasch also holds options expiring between the years 2001 and 2005 to acquire 97,500 shares of Common Stock at an average exercise price of $1.77 per share of Common Stock. Plus warrants to purchase 20,000 shares of common stock at an exercise price of $2.50. Randolph J. Mittasch disclaims beneficial ownership of the shares of Common Stock owned by Ann T. Mittasch, except for his 140,000 shares that are subject to the Voting Trust.
(5) Pat H. Celli, Chief Financial Officer of the Company, directly owns 94,534 shares of Common Stock for his own account. Mr. Celli has options expiring between the years 2001 and 2005 to acquire a aggregate of 213,000 shares of Common Stock at an average exercise price of $1.88 per share of Common Stock and warrants to purchase 90,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock.
(6) Dr. Derace Lan Schaffer, a director of the company, directly owns 160,000 shares of Common Sock and warrants to purchase 160,000 shares of Common Stock and warrants to purchase 160,000 shares at an exercise price of $2.50 per share of Common Stock.
(7) Includes options and warrants held by all officers and directors and affiliates of the Company to acquire a total of 3,837,672 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Exchange Act Rule 15a-3(e) during its fiscal year ended December 31, 1996, Form 5 and amendments thereto furnished to the Company with respect to its fiscal year ended December 31, 1996, and my written representations, from a reporting person that no Form 5 was required to be filed, no person who was a director, officer or beneficial owner of more than ten percent (10%) of Common Stock and otherwise subject to Section 16 of the Exchange Act with respect to the Company failed to file on a timely basis, as discussed in the above Forms, reports required by Section 16(a) of the Exchange Act during the Company's fiscal year ended December 31, 1996.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following table contains information with respect to the compensation earned by the Company's former Chief Executive Officer and the one other most highly compensated executive officers of the Company whose compensation exceeded $100,000 for the 1996 fiscal year for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years. The listed individuals shall be hereafter referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                                      ANNUAL                       LONG TERM
                                                                                   COMPENSATION              COMPENSATION AWARDS
                                                                             -----------------------  ----------------------------
                                                                                                           SECURITIES UNDERLYING
           NAME AND PRINCIPAL POSITION                             YEAR      SALARY ($)     BONUS ($)         OPTIONS/SARS (#)
--------------------------------------------------------------  ----------   ---------- -------------  ----------------------------
Richard G. Jung (4)                                                 1996      $69,231    $     -0-                   300,000
         President and Chief Executive Officer                      1995          -0-          -0-                       -0-
                                                                    1994          -0-          -0-                       -0-
Ann T. Mittasch (5)                                                 1996     $282,737    $     -0-                   235,000(1)
         Chairman of the Board                                      1995      227,559          -0-                   295,000(1)
                                                                    1994      197,877        7,630                       -0-
Pat H. Celli                                                        1996     $128,712    $     -0-                   210,000(3)
         Chief Financial Officer, Assistant Secretary & Treasurer   1995      127,300        2,500                   170,000(2)
                                                                    1994      107,808        5,750                       -0-

--------------------
 (1)   All of these shares consist of previously repriced outstanding options.
 (2) 60,000 of these shares consist of a previously repriced outstanding options.
 (3) 110,000 of these shares consist of a previously repriced outstanding options.
 (4)   Mr. Jung served as President and Chief Executive Officer from
       August 19, 1996 to February 12, 1997.
 (5) Ms. Mittasch served as President and Chief Executive Officer until August 19, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table shows, with respect to the Named Executive Officers of the Company, certain information concerning the grant of stock options in fiscal year 1996. No stock appreciation rights were granted to these individuals during fiscal year 1996.


                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                   INDIVIDUAL GRANTS                        PRICE APPRECIATION FOR OPTION TERM (3)

                        NUMBER OF           % OF TOTAL
                        SECURITIES         OPTIONS GRANTED
                        UNDERLYING          TO EMPLOYEES         EXERCISE PRICE         EXPIRATION
NAME                 OPTIONS GRANTED (1)    IN FISCAL YEAR         PER SHARE (2)            DATE           5%($)       10%($)
----              -------------------- -------------------- ---------------------  ------------------ ----------- -------------
Richard G. Jung          300,000               20.60%                  $2.13             8/19/97       $ 31,950     $  63,900

Ann T. Mittasch          175,000(4)            12.02                    1.75             2/27/03        124,241       286,992

Ann T. Mittasch           60,000(4)             4.12                    1.75             2/27/03         57,725       142,260

Pat H. Celli             110,000(4)             7.55                    1.75             2/27/03         78,094       162,269

Pat H. Celli             100,000                6.87                    2.00             2/27/05        114,462       244,222


-----------------------
(1) Except for Pat Celli's 100,000 which vest over 5 years, the remaining options are immediately exercisable subject to repurchase and all shares are fully vested at the time of grant.
(2)  The exercise price may be paid only in cash.
(3) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the 5% or 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grant made to the Named Executive Officer.
(4) These shares consisted of repriced options that were previously outstanding.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

The following tables set forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 1996. No stock appreciation rights were granted to any Named Executive Officer during the 1996 fiscal year.


                                                                             NUMBER OF                    VALUE OF
                                                                            SECURITIES                   UNEXERCISED
                                                                            UNDERLYING                  IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS              OPTIONS AT
                                                                        AT FISCAL YEAR-END (#)       FISCAL YEAR-END ($)(3)
                  SHARES ACQUIRED ON                                        EXERCISABLE/                 EXERCISABLE/
NAME                  EXERCISE (#)       VALUE REALIZED ($)(1)             UNEXERCISABLE               UNEXERCISABLE
----              ------------------  ----------------------------  ---------------------------- ---------------------------
Richard G. Jung                 -0-                          $-0-                  300,000-(1)                 -0-

Ann T. Mittasch                 -0-                           -0-                  282,000-(1)              $7,050

Pat H. Celli                    -0-                           -0-                  213,000-(2)               3,300

------------------
(1) All stock options are immediately exercisable for fully vested shares upon the date of grant.
(2) 113,000 stock options are immediately exercisable and fully vested shares, and 100,000 stock options vest over 5 years with the first 20% vesting in October 1997
(3)  The closing price on December 31, 1996 was $1.78.



                                                    TEN YEAR STOCK OPTION REPRICING


                                                                 MARKET
                                                      NO. OF      PRICE      EXERCISE
                                                      OPTIONS    OF STOCK     PRICE          NEW     LENGTH OF ORIGINAL TERM
                                                     THAT WERE   AT TIME OF  AT TIME OF    EXERCISE   REMAINING AT DATE OF
       NAME                  TITLE           DATE     REPRICED   REPRICING   REPRICING      PRICE     REPRICING OR AMENDMENT
-------------------- -------------------  --------- -----------  ---------- ------------ ------------ ------------------------
Ann T. Mittasch      Chairperson            3/12/96    235,000     $1.75       $2.75        $1.75
Ann T. Mittasch      Chairperson           08/21/95     60,000      3.75        5.88         3.75        6 years, 6 months
Ann T. Mittasch      Chairperson           10/13/95     60,000      2.75        3.75         2.75        6 years, 4 months
Ann T. Mittasch      Chairperson           10/13/95    175,000      2.75        3.75         2.75        6 years, 4 months
Ann T. Mittasch      Chairperson           03/05/93    227,000      2.38        4.13         2.38             6 years
Pat H. Celli         Chief Financial        3/12/96    110,000      1.75        2.75         1.75
                     Officer, Treasurer
Pat H. Celli         Chief Financial       08/21/95     60,000      3.75        4.75         3.75        6 years, 6 months
                     Officer, Treasurer
Pat H. Celli         Chief Financial       10/13/95     60,000      2.75        3.75         2.75        6 years, 4 months
                     Officer, Treasurer
Pat H. Celli         Chief Financial       10/13/95     50,000      2.75        3.75         2.75        6 years, 4 months
                     Officer, Treasurer
Pat H. Celli         Chief Financial       03/05/93     80,000      2.38        4.13         2.38             6 years
                     Officer, Treasurer
Randolph J. Mittasch Secretary              3/12/96     95,000      1.75        2.75         1.75
Randolph J. Mittasch Secretary             08/21/95     25,000      3.75        6.00         3.75        6 years, 6 months
Randolph J. Mittasch Secretary             10/13/95     25,000      2.75        3.75         2.75        6 years, 4 months
Randolph J. Mittasch Secretary             10/13/95     50,000      2.75        3.75         2.75        6 Yrs. 4 months
Randolph J. Mittasch Secretary             03/05/93     22,500      2.38        4.13         2.38             6 years

                                      10


                  COMPANY'S REASON FOR STOCK OPTION REPRICING




         The Company repriced its stock options for employees and officers in order to provide an incentive to improve the performance of the Company using the current market price of the Common Stock as a base. All options that have been repriced were repriced from an "out of the money" exercise price to an "at the money" exercise price at the time of repricing.

Submitted by the Compensation Committee of the Company's Board of Directors reporting on the actions of the Board of Directors of the Company as composed at the time of the aforementioned action.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ANN T. MITTASCH          PAT H. CELLI                 JOHN PAPPAJOHN
RANDOLPH J. MITTASCH     DR. DERACE LAN SCHAFFER

                               PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five year stockholder returns on an indexed basis with a broad equity market index and a published industry or line of business index, or an index of peer companies selected by the Company. The Board of Directors has approved the use of the Wilshire Index as the broad equity market index and a group of peer companies selected by the Company (the "Peer Group"). The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of December 31, 1991 in the Common Stock of the Company, the Peer Group and the Wilshire 5000 index assuming the reinvestment of all dividends (the Company has not paid any dividends):

1 The members of the Peer Group, all of which engage in the home care and/or infusion business, include: American Med Technologies, Amserv Healthcare, Inc., Coram Healthcare Corp., Health Management, Health Professionals, Inc., Hospital Staffing Services, Inc., In Home Health, Inc., Maxicare Health Plans, Medical Innovations, Inc., Mid Atlantic Medial Services, Olsten Corp., Quantum Health Resources, Inc.


401(K) PLAN

     In 1992, the Company adopted a defined contribution plan under section 401(k) of the Internal Revenue Code of 1986, as amended, to begin operation in 1993. A substantial portion of the employees of the Company and its subsidiaries are entitled to participate in this plan. The Company currently has no other deferred compensation plans. Except as described herein, the Company has no current plans relating to bonuses and awards that may be granted to management, although the Company reserves the right in the future to grant such other bonuses or awards.

EMPLOYMENT AGREEMENTS

     Richard G. Jung, President and Chief Executive Officer of the Company, entered into an employment agreement with the Company on August 19, 1996
(the "RJ Agreement"). Under the RJ Agreement, Mr. Jung agreed to serve as President and Chief Executive Officer and Director of the Company for a period of one year, commencing on August 19, 1996. Mr. Jung received an annual salary of $200,000, prorated for the 1996 fiscal year. Mr. Jung received options to purchase 300,000 shares of Common Stock at an exercise price of $2.13 which was equal to the fair market value of the Common Stock on the date of grant. Mr. Jung resigned on February 12, 1997.

     Ann T. Mittasch, former President and Chief Executive Officer of the Company, entered into an employment agreement with the Company on January 1, 1996 whereby Ms. Mittasch shall serve as Chairman of the Company (the "Chairman Agreement"). Under the Chairman Agreement,, Ms. Mittasch shall serve as Chairman of the Company until December 31, 2000. Ms. Mittasch will receive a base compensation of $250,000 per year for her services as Chairman and an annual bonus not to exceed $50,000 per year. There were no bonuses paid in 1996.

     Randolph J. Mittasch, Secretary of the Company, entered into an employment agreement with the Company on January 1, 1996 (the "RJM Agreement"). Under the RJM Agreement, Mr. Mittasch shall serve Secretary of the Company for a period of five years, commencing on January 1, 1996 and ending on December 31, 2000, with a base compensation of $90,000 for the 1996 fiscal year. Mr. Mittasch shall receive options to purchase shares of Common Stock at the exercise price of two dollars ($2.00) per share within 120 days following the end of each fiscal year of the Company based upon the Company's net income.

     Pat H. Celli, Chief Financial Officer of the Company, entered into an employment agreement with the Company on January 1, 1996 (the "PHC Agreement"). Under the PHC Agreement, Mr. Celli shall serve as Chief Financial Officer of the Company for a period of five years, commencing on January 1, 1996 and ending on December 31, 2000 with a base compensation of $130,000 for the 1996 fiscal year. Mr. Celli shall receive options to purchase shares of Common Stock at the exercise price of two dollars ($2.00) per share within 120 days following the end of each fiscal year of the Company based upon the Company's net income.

DIRECTOR OF COMPENSATION

None of the Company's directors received a fee for their services as directors.

1990, 1991, 1993, 1995 AND 1996 STOCK OPTION PLANS

     The Company's currently operative Stock Option Plans consist of the 1990 Stock Option Plan (the "1990 Plan"), the 1991 Stock Option Plan (the "1991 Plan") and the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Stock Option Plan (the "1995 Plan") and the 1996 Stock Option Plan (the "1996 Plan"), (the 1990 Plan, the 1991 Plan, the 1993 Plan, the 1995 Plan and the 1996 Plan are sometimes collectively referred to herein as the "Plans"). Under the Plans, a total of 842,500 shares have been reserved for issuance to officers, directors, key employees and consultants who are not employees of the Company. As of December 31, 1996, options to purchase a total of 20,500 shares and 1,562,100 shares were granted under the 1990 Plan and the 1991, 1993, 1995 and 1996 Plans, respectively. No options were exercised for the 1996 fiscal year. The options granted under the 1990 Plan on the one hand, and the 1991, 1993, 1995 and 1996 Plans on the other hand, as of December 31, 1996 are exercisable at an average exercise price of $5.13 and $2.04, respectively (although such terms are subject to modification by the Board of Directors). Each Plan operates similarly. All Plans permit the issuance of both options that qualify for treatment as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986 ("Section 422") and non-statutory options.

1991 STOCK INCENTIVE PLAN

     Effective July 1, 1991, the Company established the 1991 Stock Incentive Plan (the "Stock Plan") pursuant to which the Board of Directors may from time to time award up to 50,000 shares of Common Stock under the Stock Plan.

     As of December 31, 1996, the Company issued a total of 4,350 shares of Common Stock under the Stock Plan to 18 employees of the Company in consideration for their services to the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on compensation of the Company's executives in the fiscal year of 1996 are generally made by the Compensation Committee in accordance with the General Corporation Law of the State of Delaware. On August 23, 1996 the Board of Directors established a Compensation Committee consisting of two non-employee directors, Mr. Pappajohn and Dr. Schaffer. None of such persons has ever been an officer or employee of the Company.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies for its executive officers. This report sets forth the major components of the Company's executive compensation policies and the bases by which the compensation of the Company's former Chief Executive Officer for the fiscal year ended December 31, 1996 was determined.

     The Board of Directors' compensation policies are designed to provide competitive levels of compensation that relate to the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

         Target levels of the executive officers' overall compensation are intended to be consistent with others in the Company's peer group in the home healthcare and healthcare services industry. The Company generally targets the low to mid-range of compensation paid by the peer group companies for comparison, although the Company reserves the right to change policies based on the Company's growth or performance. As a result of the implementation of these policies, the Company's executives may be paid more or less than the executives of the Company's competitors in any particular year.

         The Board of Directors also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Board of Directors has also increasingly utilized the grant of stock options in the Company's compensation package for its executive officers. The Board of Directors believes that the compensation paid to Mr. Jung was commensurate with compensation paid to other Chief Executive Officers of similar size health care companies.

FISCAL 1996 BONUS AWARDS

         Executive performance bonus opportunities are based on objective and subjective performance criteria such as contribution to the Company's revenue and the potential for long-term expansion and growth in revenues and earnings (of which there can be no assurance). Performance criteria vary each year depending on the Company's changing and evolving issues, challenges and goals. Performance criteria can include consummation of proposed transactions, successful completion of financing, increases in revenues and earnings and attainment of other goals such as commencement of new subsidiaries or areas of business. There were no bonus awards granted during fiscal 1996.


Submitted by the Company's Board of Directors reporting on the actions of the Board of Directors of the Company, as composed at the time of the aforementioned action.

BOARD OF DIRECTORS

ANN T. MITTASCH          PAT H. CELLI                 JOHN PAPPAJOHN
RANDOLPH J. MITTASCH     DR. DERACE LAN SCHAFFER

                                  PROPOSAL 2

                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company, subject to stockholder ratification, has selected Deloitte & Touche LLP to act as the independent public accountants to audit and report on the financial statements of the Company for the year ending December 31, 1997, subject to the right of the Board of Directors to replace this firm. Deloitte & Touche LLP was first appointed by the Company as its independent auditors in 1994 and has been the independent auditors for the Company for each of the two preceding fiscal years of the Company. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Company may reconsider it selection.

         A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement if he or she so desires.

         The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Annual Meeting is requested for the ratification of the selection of auditors.


THE BOARD RECOMMENDS APPROVAL OF THIS PROPOSAL.

                                  PROPOSAL 3

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved and recommends that the stockholders adopt an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock from 30,000,000 shares to 50,000,000 shares. The affirmative vote of the holders of a majority of the Company's Common Stock voted in person or by proxy at the Annual Meeting is required for the adoption of such Amendment.

         If the Amendment is approved, the increased number of authorized shares of Common Stock will be available for issue, from time to time, for such purposes and consideration, and on such terms as the Board of Directors may approve and no further vote of the stockholders is required, except as set forth in the following paragraph. The Board of Directors believes that the limited number of authorized but unissued and unreserved shares of Common Stock restricts its ability to respond to business and corporate financing opportunities. The availability of additional shares of Common Stock for issuance will afford the Company flexibility in these areas.

         Pursuant to the requirements of the Nasdaq National Market, Inc. on which the Company's Common Stock is listed, stockholder approval is required for the listing of additional shares of Common Stock and Preferred Stock under certain circumstances. These circumstances primarily include listing of additional shares (i) reserved for options granted or to be granted to officers, directors or key employees, (ii) the issuance of which would result in a Change of Control of the Company, (iii) to be issued as sole or partial consideration for an acquisition of stock or assets of another company, where an individual director, officer of substantial stockholder of the Company has a 5% or greater interest in the company to be acquired or the issuance could result in an increase in outstanding Common Stock of 20% or more, and (iv) certain other transactions involving the sale or issuance of the Company's Common Stock at a price less than the greater of book or market value.

         Neither the proposed increase in the number of authorized shares of Common Stock nor the issuance of such additional shares will alter the rights of the stockholders of the Company, but the issuance of additional shares could dilute the voting power of the then outstanding shares of Common Stock. As a result, although not a consideration in the Board's decision to recommend the amendment, the existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

         The terms of the additional shares of Common Stock for which authorization is sought will be identical with the terms of the shares of Common Stock now authorized and outstanding, and the amendment will not affect the terms, or the rights of the holders of, those shares. The Company's Common Stock has no cumulative voting, conversion, preemptive or subscription rights, and is not redeemable.

         The increase in the authorized number of shares of Common Stock will effected though an amendment to the Company's Certificate of Incorporation.

         A Certificate of Amendment authorizing the increased number of shares of Common Stock will be filed with the Secretary of State of the State of Delaware as soon as the amendment is adopted.


THE BOARD RECOMMENDS APPROVAL OF THIS PROPOSAL.

                            ADDITIONAL INFORMATION

CHANGE IN MANAGEMENT

         On August 19, 1996, Mr. Jung became the Company's President and Chief Executive Officer and he resigned on February 12, 1997, at which time an Executive Committee of the Board was established to assume the responsibilities of the office of the Chief Executive Officer.

CHANGE IN BOARD OF DIRECTORS

         Pursuant to the Agency Agreement (the "Agency Agreement") between the Company and Royce Investment (the "Placement Agent"), the Company has agreed that the Company will, at the request of the Placement Agent and Equity Dynamics, Inc., nominate two designees, respectively, of each of the Placement Agent and Equity Dynamics, Inc., to the Company's Board of Directors. Mr. John Pappajohn and Dr. Schaffer were nominated at the request of Equity Dynamics, Inc.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of stockholders must be received by the Company at its offices at One Hollow Lane, Lake Success, New York 11042, on or before January 15, 1998, in order to be considered for inclusion in the proxy statement and form of proxy for such Annual Meeting.

                                    GENERAL

         The Board of Directors knows of no business that will be presented for action at the Annual Meeting other than to the matters described in the Proxy Statement. If other matters shall properly come before the Annual Meeting, the persons named in the enclosed Form of Proxy intend to vote the shares represented by said proxy on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

         The Annual Report of the Company for the fiscal year ending, December 31, 1996, which is being mailed to shareholders with this Proxy Statement, is not regarded as proxy solicitation material.

         It is important that proxies be returned promptly. Therefore, stockholders are requested to complete, sign and date the accompanying proxies and to return them promptly in the enclosed envelope.

NEW YORK, NEW YORK                          BY ORDER OF THE BOARD OF DIRECTORS
MAY 15, 1997


                                            RANDOLPH J. MITTASCH
                                            SECRETARY

                                     PROXY

                              THE CARE GROUP, INC.
                                ONE HOLLOW LANE
                          LAKE SUCCESS, NEW YORK 11042
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 25, 1997
         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints Ann T. Mittasch, John Pappajohn, Pat Celli and Randolph J. Mittasch and each of them, proxies, with full power of substitution, to vote the shares of common stock of The Care Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's New York City office at 257 Park Avenue South, Suite 12A, New York, New York 11010 on June 25, 1997 at 10:00 A.M. (eastern daylight savings time) and any adjournments thereof, on the matters set forth in the Notice of Meeting and Proxy Statement dated ____________ as follows:

                          TO BE SIGNED ON REVERSE SIDE
------------------------------------------------------------------------------

      1.    Election of director (for the terms as described in the Proxy
            Statement).

            NOMINEE:    Dr. Derace Lan Schaffer

            [ ]   For the nominee listed at right.
            [ ]   Withhold authority to vote for the nominee listed at right.

      2. RATIFICATION OF ACCOUNTANTS proposal to ratify the selection of Deloitte & Touche LLP, independent public accountants as auditors of the Company as described in the Proxy Statement.

             [ ] For              [ ] Against               [ ] Abstain

      3. AMENDMENT OF CERTIFICATE OF INCORPORATION proposal to approve an amendment to the company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock as described in the Proxy Statement.

             [ ] For              [ ] Against               [ ] Abstain

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSON NOMINATED BY MANAGEMENT AS DIRECTOR AND FOR PROPOSAL 2, AND PROPOSAL 3.

Signature(s) of Stockholder:  ___________________________ _____________________

Dated:  _______________________________

NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.